Exhibit 10.7
Amendment No. 3
to
FirstEnergy Corp. Deferred Compensation Plan for Outside Directors

(Amended and Restated Effective December 31, 2010)

WHEREAS, FirstEnergy Corp. (the “Company”) amended and restated the FirstEnergy Corp. Deferred Compensation Plan for Outside Directors effective December 31, 2010 (the “Plan”); and

WHEREAS, Section 9.1 of the Plan generally provides that, prior to a Special Circumstance (as defined in the Plan) and subject to certain conditions, the Plan may be amended from time to time by action of the Board of Directors of the Company (the “Board”); and

WHEREAS, the Board desires to amend the Plan, effective April 1, 2018, to change the claims and appeals procedure for disability benefits.

NOW, THEREFORE, in accordance with Section 9.1 of the Plan, the Plan is amended, effective April 1, 2018, as follows:

Section 1

Sections 8.2 and 8.3 of the Plan are each hereby amended in their entirety to read as follows:

8.2 Initial Claim Review

In the case of claims regarding Disability (“Disability claims”), the Administrator will make a benefit determination within forty-five (45) days of its receipt of an application for benefits. This period may be extended up to an additional thirty (30) days, if the Administrator provides the Claimant with a written notice of the extension within the initial forty-five (45)-day period. The extension notice will explain the reason for the extension and the date by which the Administrator expects a decision will be made. The Administrator may obtain a second thirty (30)-day extension by providing written notice of such second extension to the Claimant within the initial thirty (30)-day extension. The second extension notice must include an explanation of the special circumstances necessitating the second extension and the date by which the Administrator’s decision will be made. If the extension is necessary because additional information is needed to decide the claim, the extension notice will describe the required information. The Claimant will have forty-five (45) days after receiving the extension notice to provide the required information.

In the case of all other claims, the Administrator will make a benefit determination within ninety (90) days of its receipt of an application for benefits. This period may be extended up to an additional ninety (90) days, if the Administrator provides the Claimant with a written notice of the extension within the initial ninety (90)-day period. The extension notice will explain the reason for the extension and the date by which the Administrator expects a decision will be made.

The Administrator will notify the Claimant in writing (in a culturally and linguistically appropriate manner as described in Section 8.3 with respect to Disability claims) delivered in person or mailed by first-class mail to the Claimant’s last known address, if any part of a claim for benefits under the Plan has been denied. The notice of a denial of any claim will include:

(a)the specific reason or reasons for the denial;

(b)reference to specific provisions of the Plan upon which the denial is based;

(c)a description of any additional material or information deemed necessary by the Administrator for such Claimant to perfect his claim, and an explanation of why such material or information is necessary;

(d)an explanation of the claim review procedure under the Plan, including applicable time limits; and

(e)for Disability claims, in addition to the information described in subparagraphs (a)-(d) above: (i)  the specific internal rule, guidelines, protocols, standards or other similar criteria relied on in making the denial or a statement that such rules, etc. do not exist; (ii) a discussion of the decision, including an explanation for the basis for disagreeing with or not following (X) the views presented by the Claimant to the Plan of health care professionals treating the Claimant and vocational professionals who evaluated the Claimant; (Y), the views of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the Claimant’s adverse benefit determination, without regard to whether the advice was relied on in making the decision; and (Z) a disability determination regarding the Claimant presented to the Plan made by the Social Security Administration; (iii) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of all documents, records and other information relevant to the Claimant’s claim for benefits; and (iv) if the determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination or a statement that such explanation will be provided free of charge upon request.

8.3    Review of Claim

If a claim for benefits is denied, in whole or in part, the Claimant may request to have the claim reviewed. The Claimant will have one hundred eighty (180) days in which to request a review of a Disability claim, and will have sixty (60) days in which to request a review of all other claims. The request must be in writing and delivered to the Appeals Committee. If no such review is requested, the initial decision of the Appeals Committee will be considered final and binding.

The request for review must specify the reason the Claimant believes the denial should be reversed. He or she may submit additional written comments, documents, records, and other information relating to and in support of the claim; all information submitted will be reviewed whether or not it was available for the initial review. The Claimant may request reasonable access to and copies of, all documents, records, and other information relevant to the Claimant’s claim for benefits. A member of the Appeals Committee may not participate in the review of his or her own claim. In addition, if the Claimant requests a review, a member who is a subordinate of the original decision maker shall not participate in the review of the claim. The review will not defer to the initial adverse determination.

Upon receipt of a request for review, the Appeals Committee may schedule a hearing within thirty (30) days of its receipt of such request, subject to availability of the Claimant and the availability of the Appeals Committee, at a time and place convenient for all parties at which time the Claimant may appear before the person or committee designated by the Compensation Committee to hear appeals for a full and fair review of the Administrator’s initial decision. The Claimant may indicate in writing at the time the Appeals Committee attempts to schedule the hearing, that he or she wishes to waive the right to a hearing. If the Claimant does not waive his or her right to a hearing, he or she must notify the Appeals Committee in writing, at least fifteen (15) days in advance of the date established for such hearing, of his or her intention to appear at the appointed time and place. The Claimant must also specify any persons who will accompany him or her to the hearing, or such other persons will not be admitted to the hearing. If written notice is not timely provided, the hearing will be automatically canceled. The Claimant or the Claimant’s duly authorized representative may review all pertinent documents relating to the claim in preparation for the hearing and may submit issues, documents, affidavits, arguments, and comments in writing prior to or during the hearing. The Appeals Committee will notify the Claimant of its decision following the review.

The following additional procedures apply with respect to Disability claims:

(a)Before the Appeals Committee may deny a Disability claim, it must provide the Claimant, free of charge, with any new or additional evidence considered, relied upon or generated by the Plan or any other person in making the benefit determination (or at the direction of the Plan or such other person) in connection with the claim; such evidence must be provided as soon as possible and sufficiently in advance of the date on which the Appeals Committee is required to render its final decision (as stated below) in order to give the Claimant a reasonable opportunity to respond prior to such date

(b)Before the Appeals Committee may deny a Disability claim based on a new or additional rationale, it must provide the claimant, free of charge, with the rationale; the rationale must be provided as soon as possible and sufficiently in advance of the date on which the Appeals Committee is required to render its final decision (as stated below) in order to give the Claimant a reasonable opportunity to respond prior to such date.

(c)In deciding an appeal where an adverse benefit determination was based, in whole or in part, on a medical judgment, including determinations regarding whether a treatment is experimental, investigational, or not medically necessary or appropriate, the Appeals Committee shall consult with a health care professional who has appropriate training and experience in the applicable field of medicine for the medical judgment and such professional shall not be an individual consulted in connection with the initial adverse benefit determination nor a subordinate of such an individual.

(d)The Plan shall provide the Claimant the identification of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with an adverse benefit determination whether or not the advice was relied upon in making the benefit determination.

(e) Decisions regarding hiring, compensation, termination, promotion or other similar matters with respect to any claims personnel shall not be made based upon the likelihood that the individual will support the denial of benefits.

(f)The Plan shall provide notices for Disability claims to Claimants in a culturally and linguistically appropriate manner by (i) providing services that include answering questions and providing assistance with filing claims and appeals in any applicable non-English language; (ii) providing, upon request, a notice in any applicable non-English language; and (iii) including in the English versions of all notices, a statement in any applicable non-English language indicating how to access the language services. With respect to an address in any county to which notice is sent, a non-English language is an “applicable non-English language” if ten percent (10%) or more of the population residing in the county is literate only in that non-English language.

In the case of a Disability claim, the Appeals Committee will render its final decision within forty-five (45) days of receipt of an appeal or such shorter period as may be required by law. If the Appeals Committee determines that an extension of the time for processing the claim is needed, it will notify the

Claimant of the reasons for the extension and the date by which the Appeals Committee expects a decision will be made. The extended date may not exceed ninety (90) days after the date of the filing of the appeal.

In the case of all other claims, the Appeals Committee will render its final decision within sixty (60) days of receipt of an appeal. If the Appeals Committee determines that an extension of the time for processing the claim is needed, it will notify the Claimant of the reasons for the extension and the date by which the Appeals Committee expects a decision will be made. The extended date may not exceed one hundred twenty (120) days after the date of the filing of the appeal

If after the review the claim continues to be denied, the Claimant will be provided a written notice of the denial of the appeal (in a culturally and linguistically appropriate manner as required with respect to Disability claims) which will contain the following information:

(a)the specific reason or reasons for the adverse determination;

(b)reference to specific provisions of the Plan upon which the denial is based;

(c)a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim for benefits; and

(d)for Disability claims, in addition to the information described in subparagraphs (a)-(c) above: (i) the specific internal rule, guidelines, protocols, standards or other similar criteria relied on in making the denial or a statement that such rules, etc. do not exist; (ii) a discussion of the decision, including an explanation for the basis for disagreeing with or not following (X) the views presented by the Claimant to the Plan of health care professionals treating the Claimant and vocational professionals who evaluated the Claimant; (Y), the views of medical or vocational experts whose advice was obtained on behalf of the Plan in connection with the Claimant’s adverse benefit determination, without regard to whether the advice was relied on in making the decision; and (Z) a disability determination regarding the Claimant presented to the Plan made by the Social Security Administration; and (iii) if the determination is based upon a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination or a statement that such explanation shall be provided free of charge upon request.

IN WITNESS WHEREOF, the Board of Directors of FirstEnergy Corp. has caused this Amendment No. 3 to the FirstEnergy Corp. Deferred Compensation Plan for Outside Directors to become effective as of the date set forth above.

FIRSTENERGY CORP.

By:	/s/Charles E. Jones
Charles E. Jones
President and Chief Executive Officer
of FirstEnergy Corp.

Date:	January 14, 2019